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                                                                               FOR IMMEDIATE RELEASE
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COMPANY CONTACT:         MEDIA CONTACT:                          INVESTOR RELATIONS CONTACT:
----------------         --------------                          ---------------------------
Robert R. Schiller       Michael Fox                             James R. Palczynski
President                President, Corporate Communications     Principal
Armor Holdings, Inc.     Integrated Corporate Relations, Inc.    Integrated Corporate Relations, Inc.
904.741.5400             203.682.8218                            203.682.8229
www.armorholdings.com    mfox@icrinc.com                         jp@icrinc.com
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                  ARMOR HOLDINGS, INC. TO ACQUIRE SUBSTANTIALLY
               ALL OF THE ASSETS OF SECOND CHANCE BODY ARMOR, INC.

JACKSONVILLE, FLA., -- JULY 27, 2005 -- ARMOR HOLDINGS, INC. (NYSE: AH), a
leading manufacturer and distributor of security products and vehicle armor systems serving military, law enforcement, homeland security and commercial markets, announced today that it was the successful bidder at an auction to acquire substantially all of the assets of Second Chance Body Armor, Inc.
("Second Chance"), a manufacturer of body armor serving the law enforcement and military markets. The total purchase price is $45 million in cash and includes the assumption of certain liabilities. The transaction, which the Company expects to be meaningfully accretive in 2006, is subject to final approval by the United States Bankruptcy Court, Western District of Michigan and is expected to close on Friday, July 29, 2005.

Second Chance is headquartered in Central Lake, Michigan with a manufacturing facility based in Geneva, Alabama.

ABOUT ARMOR HOLDINGS, INC.

Armor Holdings, Inc. (NYSE:AH) is a diversified manufacturer of branded products for the military, law enforcement, and personnel safety markets. Additional information can be found at www.armorholdings.com.

Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. The Company may use words such as
"anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and
Exchange Commission, including the company's Registration Statement on Form S-3, its 2004 Form 10-K and amendments thereto and most recently filed Forms 8-K and
10-Q.

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      13386 INTERNATIONAL PARKWAY JACKSONVILLE, FL 32218 TEL: 904.741.5400
                               FAX: 904-741-5403